
                                                                                                                     EXHIBIT 12.1
                                             SOUTHWEST GAS CORPORATION
                                COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                              (Thousands of dollars)

                                                                           For the Twelve Months Ended
                                              -----------------------------------------------------------------------------------
                                              September 30,                       December 31,
                                                            ---------------------------------------------------------------------
Continuing operations                             1999          1998          1997          1996           1995         1994
                                              ------------  ------------  ------------  ------------  ------------- -------------
    1. Fixed charges:
       A) Interest expense                    $    61,487   $    63,416   $    63,247   $    54,674   $     52,844  $     48,688
       B) Amortization                              1,330         1,243         1,164         1,494          1,569         1,426
       C) Interest portion of rentals               8,463         7,531         6,973         6,629          4,435         4,743
       D) Preferred securities distributions        5,475         5,475         5,475         5,475            913             -
                                              ------------  ------------  ------------  ------------  ------------- -------------
         Total fixed charges                  $    76,755   $    77,665   $    76,859   $    68,272   $     59,761  $     54,857
                                              ============  ============  ============  ============  ============= =============

    2. Earnings (as defined):
       E) Pretax income from
         continuing operations                $    67,469   $    83,951   $    21,328   $    10,448   $      3,493  $     38,119
       Fixed Charges (1. above)                    76,755        77,665        76,859        68,272         59,761        54,857
                                              ------------  ------------  ------------  ------------  ------------- -------------
         Total earnings as defined            $   144,224   $   161,616   $    98,187   $    78,720   $     63,254  $     92,976
                                              ============  ============  ============  ============  ============= =============

                                                     1.88          2.08          1.28          1.15           1.06          1.69
                                              ============  ============  ============  ============  ============= =============




                                                                           For the Twelve Months Ended
                                              -----------------------------------------------------------------------------------
                                              September 30,                     December 31,
Adjusted for interest allocated to                          ---------------------------------------------------------------------
discontinued operations                          1999          1998          1997          1996           1995          1994
                                              ------------  ------------  ------------  ------------  ------------- -------------
    1. Fixed charges:
       A) Interest expense                    $    61,487   $    63,416   $    63,247   $    54,674   $     52,844  $     48,688
       B) Amortization                              1,330         1,243         1,164         1,494          1,569         1,426
       C) Interest portion of rentals               8,463         7,531         6,973         6,629          4,435         4,743
       D) Preferred securities distributions        5,475         5,475         5,475         5,475            913             -
       E) Allocated interest [1]                        -             -             -             -          9,636         7,874
                                              ------------  ------------  ------------  ------------  ------------- -------------
         Total fixed charges                  $    76,755   $    77,665   $    76,859   $    68,272   $     69,397  $     62,731
                                              ============  ============  ============  ============  ============= =============

    2. Earnings (as defined):
       F) Pretax income from
         continuing operations                $    67,469   $    83,951   $    21,328   $    10,448   $      3,493  $     38,119
       Fixed Charges (1. above)                    76,755        77,665        76,859        68,272         69,397        62,731
                                              ------------  ------------  ------------  ------------  ------------- -------------
         Total earnings as defined            $   144,224   $   161,616   $    98,187   $    78,720   $     72,890  $    100,850
                                              ============  ============  ============  ============  ============= =============

    3. Ratio of earnings to fixed charges            1.88          2.08          1.28          1.15           1.05          1.61
                                              ============  ============  ============  ============  ============= =============


[1] Represents allocated interest through the period ended December 31, 1995.  Carrying costs for the period subsequent to year end through the disposition of the discontinued operations were accrued and recorded as disposal costs.



                                                                                                                  EXHIBIT 12.1
                                                  SOUTHWEST GAS CORPORATION
                         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                                                   (Thousands of dollars)

                                                                      For the Twelve Months Ended
                                         -------------------------------------------------------------------------------------
                                         September 30,                        December 31,
                                                       -----------------------------------------------------------------------
Continuing operations                        1999          1998           1997          1996           1995          1994
                                         ------------- -------------  ------------- -------------  ------------- -------------
    1. Combined fixed charges:
       A) Total fixed charges            $     76,755  $     77,665   $     76,859  $     68,272   $     59,761  $     54,857
       B) Preferred dividends [1]                   -             -              -             -            404           826
                                         ------------- -------------  ------------- -------------  ------------- -------------
         Total fixed charges and
            preferred dividends          $     76,755  $     77,665   $     76,859  $     68,272   $     60,165  $     55,683
                                         ============= =============  ============= =============  ============= =============

    2. Earnings                          $    144,224  $    161,616   $     98,187  $     78,720   $     63,254  $     92,976
                                         ============= =============  ============= =============  ============= =============

    3. Ratio of earnings to fixed charges
       and preferred dividends                   1.88          2.08           1.28          1.15           1.05          1.67
                                         ============= =============  ============= =============  ============= =============



                                                                     For the Twelve Months Ended
                                         -------------------------------------------------------------------------------------
Adjusted for interest allocated to       September 30,                       December 31,
                                                       -----------------------------------------------------------------------
discontinued operations                      1999          1998           1997          1996           1995          1994
                                         ------------- -------------  ------------- -------------  ------------- -------------
    1. Combined fixed charges:
       A) Total fixed charges            $     76,755  $     77,665   $     76,859  $     68,272   $     69,397  $     62,731
       B) Preferred dividends [1]                   -             -              -             -            404           826
                                         ------------- -------------  ------------- -------------  ------------- -------------
         Total fixed charges and
            preferred dividends          $     76,755  $     77,665   $     76,859  $     68,272   $     69,801  $     63,557
                                         ============= =============  ============= =============  ============= =============

    2. Earnings                          $    144,224  $    161,616   $     98,187  $     78,720   $     72,890  $    100,850
                                         ============= =============  ============= =============  ============= =============

    3. Ratio of earnings to fixed charges
       and preferred dividends                   1.88          2.08           1.28          1.15           1.04          1.59
                                         ============= =============  ============= =============  ============= =============


[1]  Preferred and preference dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.

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